--------------------------------------------------------------------------------
As filed with the Securities and                           Registration No. 33-
Exchange Commission on November 13, 2000
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Sideware Systems Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                            British Columbia, Canada
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                      N.A.
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                        930 West First Street, Suite 102
               North Vancouver, British Columbia, Canada V7P 3N4
               -------------------------------------------------
                    (Address of Principal Executive Offices)

                 Sideware Systems Inc. Stock Option Plan (2000)
                 ----------------------------------------------
                            (Full Title of the Plan)

                        National Registered Agents, Inc.
                         1090 Vermont Avenue, Suite 910
                             Washington, D.C. 20005
                     ---------------------------------------
                     (Name and Address of Agent For Service)

                                 (202) 371-8090
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
       Title of                                        Proposed               Proposed Maximum
      Securities               Amount              Maximum Offering          Aggregate Offering        Amount of
   To Be Registered       To Be Registered          Price Per Share                Price            Registration fee
======================================================================================================================
                              1,000,000                 $ 8.69*                 $ 8,690,000*           $ 2,294.16
Common Shares, without          907,500                 $11.08*                 $10,249,000*           $ 2,654,55
 par value, subject to        4,912,000                 $ 5.10*                 $25,051,200*           $ 6,613.52
  outstanding options         2,088,000                 $ 2.25*                 $ 4,698,000*           $ 1,240.27
                              ---------                                         ------------           ----------
                              8,907,500                                         $48,688,200            $12,802.50
======================================================================================================================

*The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(h) based upon the option exercise prices of options granted and outstanding as of the date of filing of the registration statement, and where such price is not known the maximum offering price per share and registration fee were calculated in accordance with Rule 457(c).

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents are hereby incorporated by reference into this registration statement:

          (a)  Registration Statement on Form 20-F filed pursuant to
               Section 12(g) of the SECURITIES EXCHANGE ACT of 1934, as amended (the "Exchange Act"), dated May 7, 1999;
          (b) Annual Report on Form 20-F filed pursuant to Section 13(a) of the Exchange Act, dated April 4, 2000;
          (c) Report of Foreign Private Issuer on Form 6-K pursuant to Rule 13a-16 of the Exchange Act, dated May 23, 2000.
          (d) Report of Foreign Private Issuer on Form 6-K pursuant to Rule 13a-16 of the Exchange Act, dated May 31, 2000.
          (e) Report of Foreign Private Issuer on Form 6 K pursuant to Rule 13a 16 of the Exchange Act dated August 28, 2000.
          (f) Report of Foreign Private Issuer on Form 6 K pursuant to Rule 13a 16 of the Exchange Act dated August 30, 2000.
          (g) Report of Foreign Private Issuer on Form 6 K pursuant to Rule 13a 16 of the Exchange Act dated October 16, 2000.
          (h) Report on Form 8K pursuant to Rule 31A 16 of the Exchange Act dated October 25, 2000.

          In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          None.

Item 6.   Indemnification of Directors and Officers.

          Subject to the provisions of the Company Act British Columbia
(the "Act"), the directors shall cause the Company to indemnify a director or former director of the Company and the directors may cause the Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder and in either case the heirs and personal representatives of any former director against all costs, charges and expenses, including an amount to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director including any action brought by the Company. Each director on being elected or appointed shall be deemed to have contracted with the Company on the terms of this indemnity.

          Subject to the provisions of the Act, the directors may cause the Company to indemnify any officer, employee or agent of the Company or of a corporation of which the Company is or was shareholder (notwithstanding that he is also a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or the corporation. In addition, the Company shall indemnify the Secretary or an Assistant Secretary of the Company (if he shall not be a full-time employee of the Company and notwithstanding that he is also a director) and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Act or Articles. Each such officer, employee or agent on being elected or appointed shall be deemed to have contracted with the Company on the terms of this indemnity.

          The failure of a director or officer of the Company to comply with the provisions of the Act or of the Memorandum or the Articles of the Company shall not invalidate any indemnity to which he is entitled under the Articles.

          The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Company or as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs or personal representatives against any liability incurred by him as a director, officer, employee or agent.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits.

          The Exhibits to this registration statement are listed in the Index to Exhibits on page 6.

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX

------------------------------ ---------------------------------------------------------------
       Exhibit Number                  Exhibit
------------------------------ ---------------------------------------------------------------
4.1                            Stock Option Agreement dated 01/14/00 - Scott Friedlander
------------------------------ ---------------------------------------------------------------
4.2                            Stock Option Agreement dated 01/21/00 - Lisa Beaman
------------------------------ ---------------------------------------------------------------
4.3                            Stock Option Agreement dated 01/21/00 -Teri-Ann Donaldson
------------------------------ ---------------------------------------------------------------
4.4                            Stock Option Agreement dated 01/21/00 - Rosie Goble
------------------------------ ---------------------------------------------------------------
4.5                            Stock Option Agreement dated 01/21/00 - Charles Green
------------------------------ ---------------------------------------------------------------
4.6                            Stock Option Agreement dated 01/21/00 - Mark Gruzin
------------------------------ ---------------------------------------------------------------
4.7                            Stock Option Agreement dated 01/21/00 - Paul Hildebrand
------------------------------ ---------------------------------------------------------------
4.8                            Stock Option Agreement dated 01/21/00 - Stephen Lieberman
------------------------------ ---------------------------------------------------------------
4.9                            Stock Option Agreement dated 01/21/00 - Bob Means
------------------------------ ---------------------------------------------------------------
4.10                           Stock Option Agreement dated 01/21/00 - Gary Mounts
------------------------------ ---------------------------------------------------------------
4.11                           Stock Option Agreement dated 01/21/00 - Jay Nussbaum
------------------------------ ---------------------------------------------------------------
4.12                           Stock Option Agreement dated 01/21/00 - Christopher Ostapovicz
------------------------------ ---------------------------------------------------------------
4.13                           Stock Option Agreement dated 01/21/00 - Chris Pate
------------------------------ ---------------------------------------------------------------
4.14                           Stock Option Agreement dated 01/21/00 - Joseph Lee Price
------------------------------ ---------------------------------------------------------------
4.15                           Stock Option Agreement dated 01/21/00 - Al Sukut
------------------------------ ---------------------------------------------------------------
4.16                           Stock Option Agreement dated 01/21/00 - Tom Sweeny
------------------------------ ---------------------------------------------------------------
4.17                           Stock Option Agreement dated 01/21/00 - Stewart Walchli
------------------------------ ---------------------------------------------------------------
4.18                           Stock Option Agreement dated 01/21/00 - Anna Woo
------------------------------ ---------------------------------------------------------------
4.19                           Stock Option Agreement dated 01/21/00 - Kathryn Woodward
------------------------------ ---------------------------------------------------------------
4.20                           Stock Option Agreement dated 01/21/00 - Christy Wrenn
------------------------------ ---------------------------------------------------------------
4.21                           Sideware Systems Inc. Stock Option Plan (2000)
------------------------------ ---------------------------------------------------------------
5.1                            Opinion of Miller Thomson LLP, Barristers & Solicitors
------------------------------ ---------------------------------------------------------------
23.1                           Consent of KPMG LLP
------------------------------ ---------------------------------------------------------------

                                   SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia, on November 9, 2000.

                                      SIDEWARE SYSTEMS INC.

                                      By:  "Grant Sutherland"
                                         -------------------------------------
                                         W. Grant Sutherland
                                         Chairman of the Board of Directors


                                POWER OF ATTORNEY

          Each person whose individual signature appears below hereby authorizes W. Grant Sutherland, as attorney-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                             DATE
"Grant Sutherland"           Director, Chairman of             November 9, 2000
--------------------------   the Board of Directors,
W. Grant Sutherland          Principal Financial Officer,
                             Principal Accounting Officer

"Owen Jones"                 Director                          November 9, 2000
--------------------------
Owen L.J. Jones

"James Speros"               Director, President, Chief        November 9, 2000
--------------------------   Executive Officer (Principal
James L. Speros              Executive Officer)

"Edward White"               Director                          November 9, 2000
--------------------------
Edward A. White


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